Exhibit 99.1

For Immediate Release

Danka Reports Fiscal Year 2007 Third Quarter Operating Results

ST. PETERSBURG, FLORIDA (February 6, 2007) – Danka Business Systems PLC (NASDAQ: DANKY) today reported fiscal year 2007 third quarter results.

On January 31, 2007, the Company completed the sale of its European operations to Ricoh Europe B.V. as described in the Transaction Description dated October 12, 2006 and the press release dated February 1, 2007 announcing the divestiture. For the third quarter ending December 31, 2006, our European Operations are included in the results from continuing operations.

On February 5, 2007, management concluded, after its review of its interpretation of Financial Accounting Standard No. 109, “Accounting for Income Taxes” and discussions with the Audit Committee of the Company’s Board of Directors, that the Company should restate its previously filed financial statements for fiscal years ended March 31, 2006, 2005 and 2004, and for the interim quarterly periods in fiscal year 2007, to correct its accounting for its domestic income tax valuation allowance. The Company had previously established it valuation allowances assuming future taxable income would be generated from the turnaround of non-reversing book/tax timing differences for goodwill. It has been determined that the valuation allowances on Deferred Tax Assets should have been increased by $1.4 million for the fiscal year ended March 31, 2006.

In addition, the Company also is restating those previously issued financial statements to record the reduction to selling general and administrative expenses of $4.6 million relating to the recovery of workers’ compensation insurance costs, originally recorded by the Company in fiscal year 2006, in the proper accounting periods. These adjustments were identified in fiscal year 2006 and correctly disclosed at that time as a correction of an error that was not material to the Company’s prior financial statements.

Neither of the adjustments above, on their own, would require a restatement of our previously issued financial statements. However, combined, they trigger the restatement requirement as set forth in Staff Accounting Bulletin No. 108 issued by the Securities Exchange Commission. The Company does not believe that this restatement materially changes the overall trends of the Company, but rather moves these two adjustments into their correct accounting periods.

Accordingly, such financial statements previously filed by the Company and related independent registered public accountant’s reports should no longer be relied upon. This conclusion and the matters set forth herein have been discussed with Ernst & Young LLP, the Company’s independent registered public accountants. The Company will be filing an amended annual report on Form 10-K/A for the period ended March 31, 2006, and amended quarterly reports for fiscal year 2007 on Form 10-Q/A, as soon as is practical, to include the restated financial statements. The Company’s Form 10-Q for the quarterly period ended December 31, 2006 will reflect the necessary adjustments relating to tax and workers’ compensation adjustments as do the financial statements set forth in this press release.

For the third quarter:

•

The Company’s operating loss from continuing operations was $1.2 million, versus a loss of $0.4 million in the prior year third quarter and earnings of $4.1 million last quarter. Adjusted operating earnings from continuing operations were $0.4 million, versus a loss of $0.4 million in the prior year third quarter and earnings of $4.9 million last quarter. The adjusted operating earnings exclude restructuring charges and $5.0 million in SG&A expenses relating to the sale of our

European operations incurred in the third quarter of FY07. These sale costs will be reversed against the sale in the fourth quarter.

•	Consolidated gross margin was 30.7%, which was down from 31.5% in the prior year quarter, and down from 32.7% sequentially.
•

SG&A expenses were $76.8 million, or 32.8% of revenue. Excluding the $5 million deal costs mentioned above, the percentage of revenue reduces to 30.6%. These expenses were down 4.2%, or $3.4 million from the prior year quarter and up $7.2 million, or 10.4% sequentially.

•

Total revenue was $234.4 million, which was 7.5% lower than the prior year quarter but up 4.3% sequentially. Retail equipment and related sales was $80.5 million, down 14.9% from the prior year quarter but up 2.4% sequentially. Retail service revenue was $116.3 million, down 1.0% from the prior year quarter but up 2.3% sequentially.

“This marks the third consecutive quarter of adjusted operating earnings and although we are disappointed with the final results for the quarter, it does give credence to our initiatives and our execution. Our retail equipment and related sales revenue did not stabilize in the quarter as we expected, but we anticipate this will occur in future quarters based on the focus we are placing in this area. We know from survey results that our service is one of the best in the industry and we are working hard to get our billing accuracy consistent with that high standard. With the divestiture of our European operations to Ricoh, we are now able to focus all of our resources and efforts on growing the U.S. business”, said A.D. Frazier, Danka’s Chairman and Chief Executive Officer.

For the nine months:

•

The Company’s operating loss from continuing operations was $2.7 million, versus a $14.9 million loss in the first nine months of the prior year. Adjusted operating earnings from continuing operations were $14.8 million, versus a $7.4 million loss in the first nine months of the prior year. The adjusted operating earnings exclude restructuring charges, loss on the sale of a subsidiary, and expenses relating to the sale of our European operations.

•	Consolidated gross margin was 32.4%, which is consistent with 32.5% in the first nine months of the prior year.
•	SG&A expenses were $221.0 million, or 31.3% of revenue and down from $263.5 million, or 33.6% of revenue in the first nine months of the prior year, representing a 16.1% decrease.
•

Total revenue was $706.8 million, which was 10.0% lower than the same period of the prior year. Retail equipment and related sales was $245.1 million, down 17.8% from the prior year period. Retail service revenue was $351.3 million, down 4.1% from the prior year period.

The Company also released a press release in the United Kingdom today which, under International Financial Reporting Standards (“IFRS”), shows the Company’s European Operations as discontinued operations.

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s third quarter results has been scheduled for today, February 6, 2007, at 10:00 a.m. ET. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-309-1555. Other international callers should dial 706-643-7754. Reference conference ID #7917429 when prompted. A recording of the call will be available approximately two hours after it’s completed through 12:00 a.m. ET on February 13, 2007. To access this recording, please call either 800-642-1687 or 706-645-9291 (conference ID #7917429), or visit Danka’s website.

About Danka

Danka delivers value to clients by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the Company enables choice, convenience and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the Company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

###

Contacts:	Danka Investor Relations – Cheley Howes, 727-622-2760
Danka London – Louis Kritzinger, 44-207-605-0154
The Dilenschneider Group – Mona J. Walsh, 212-922-0900

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plans to achieve and maintain cost savings; (iii) any inability to comply with the Sarbanes-Oxley Act of 2002; (iv) any material adverse change in financial markets, the economy or in our financial position; (v) increased competition in our industry and the discounting of products by our competitors; (vi) new competition from non-traditional competitors as the result of evolving and converging technology; (vii) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute current and new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (viii) any inability to arrange financing for our customers’ purchases of equipment from us; (ix) any inability to successfully enhance, unify and effectively utilize our management information systems; (x) any inability to access vendor or bank lines of credit, which could adversely affect our liquidity; (xi) any inability to record and process key data due to ineffective implementation of business processes and policies; (xii) any negative impact from the loss of a key vendor or customer; (xiii) any negative impact from the loss of any of our senior or key management personnel; (xiv) any change in economic conditions in markets where we operate or have material investments which may affect demand for our products or services; (xv) any negative impact from the international scope of our operations; (xvi) fluctuations in foreign currencies; (xvii) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity and profitability; (xviii) any inability to continue to comply with the financial or other representations, warranties, covenants or maturities in our debt instruments; (xix) any delayed or lost sales or other impacts related to the commercial and economic disruption caused by natural disasters, including hurricanes; (xx) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; (xxi) any inability by us to remediate our material weakness in internal controls over financial reporting and (xxii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter ended September, 2006 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings from continuing operations before restructuring, loss on sale of subsidiary and expenses related to the sale of the European operations; free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures plus proceeds from the sale of property and equipment and subsidiaries; net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents and restricted cash; adjusted operating expenses that is computed as total operating expenses before restructuring charges, loss on sale of subsidiary and expenses related to the sale of the European operations; and adjusted basic net earnings (loss) available to common shareholders per ADS that is computed as net earnings (loss) divided by weighted average basic ADSs (without taking into account dividends and accretion on participating shares). These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Danka Business Systems PLC

Consolidated Condensed Statements of Operations for the Three and Nine Months Ended December 31, 2006 and 2005

(In thousands, except per American Depositary Share (“ADS”) amounts)

(Unaudited)

	Three months ended December 31		Nine months ended December 31
	2006	2005 (Restated)	2006 (Restated)	2005 (Restated)

Revenue:
Retail equipment and related sales	$80,483	$94,594	$245,111	$298,268
Retail service	116,355	117,589	351,284	366,375
Retail supplies and rentals	13,098	16,172	42,913	52,181
Wholesale	24,462	25,033	67,457	68,490
Total revenue	234,398	253,388	706,765	785,314

Cost of sales:
Retail equipment and related sales costs	57,130	65,597	170,436	208,742
Retail service costs	76,702	77,455	225,687	233,614
Retail supplies and rental costs, including depreciation on rental assets	8,162	9,579	25,935	31,334
Wholesale costs	20,351	21,037	55,832	56,512
Total cost of sales	162,345	173,668	477,890	530,202

Gross profit	72,053	79,720	228,875	255,112
Operating expenses:
Selling, general and administrative expenses	76,826	80,222	220,988	263,476
Restructuring charges (credits)	(3,393)	19	9,109	7,512
Loss on sale of subsidiary	—	—	2,512	—
Other expense (income)	(178)	(112)	(1,067)	(991)
Total operating expenses	73,255	80,129	231,542	269,997

Operating earnings (loss) from continuing operations	(1,202)	(409)	(2,667)	(14,885)
Interest expense	(8,401)	(7,922)	(24,667)	(23,896)
Interest income	279	188	644	267

Earnings (loss) from continuing operations before income taxes	(9,324)	(8,143)	(26,690)	(38,514)
Provision (benefit) for income taxes	(4,026)	(10,748)	(4,686)	(7,992)

Earnings (loss) from continuing operations	(5,298)	2,605	(22,004)	(30,522)
Earnings (loss) from discontinued operations, net of tax	(233)	539	163	(1,080)
Gain (loss) on sale of discontinued operations, net of tax	—	(63)	9,709	(30,322)
Net earnings (loss)	$(5,531)	$3,081	$(12,132)	$(61,924)

Net earnings (loss) available to common shareholders:
Net earnings (loss) from continuing operations	$(5,298)	$2,605	$(22,004)	$(30,522)
Dividends and accretion on participating shares	(5,778)	(5,439)	(17,077)	(16,114)

Net earnings (loss) from continuing operations available to common shareholders	$(11,076)	$(2,834)	$(39,081)	$(46,636)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) from continuing operations	$(0.17)	$(0.05)	$(0.61)	$(0.73)
Net earnings (loss) from discontinued operations	0.00	0.01	0.16	(0.49)

Basic net earnings (loss)	$(0.17)	$(0.04)	$(0.45)	$(1.22)

Weighted average basic ADSs	64,472	64,122	64,246	63,778

Diluted net earnings (loss)	$(0.17)	$(0.03)	$(0.45)	$(1.22)

Weighted average diluted ADSs	64,472	89,877	64,246	63,778

The accompanying notes are an integral part of these consolidated condensed financial statements

Danka Business Systems PLC

Consolidated Condensed Balance Sheets as of December 31, 2006 and March 31, 2006

(In thousands except per share data)

	December 31, 2006	March 31, 2006 (Restated)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,736	$52,538
Restricted cash	17,840	20,529
Accounts receivable, net of allowances	161,958	183,898
Inventories	88,630	76,290
Assets held for sale – discontinued operations	—	11,778
Prepaid expenses, deferred income taxes and other current assets	11,311	8,138

Total current assets	313,475	353,171
Equipment on operating leases, net	16,300	12,138
Property and equipment, net	29,645	36,497
Goodwill	215,830	206,174
Other intangible assets, net of accumulated amortization	579	1,861
Deferred income taxes	3,949	87
Other assets	18,880	18,864

Total assets	$598,658	$628,792

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$17,050	$11,516
Accounts payable	163,928	161,992
Accrued expenses and other current liabilities	72,445	90,359
Taxes payable	18,360	21,133
Liabilities held for sale – discontinued operations	—	9,067
Deferred revenue	22,073	31,425

Total current liabilities	293,856	325,492
Long-term debt and notes payable, less current maturities	237,954	238,081
Deferred income taxes and other long-term liabilities	52,601	54,910
Total liabilities	584,411	618,483

6.5% senior convertible participating shares	338,618	321,541
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,386	5,330
Additional paid-in capital	330,401	329,745
Accumulated deficit	(629,404)	(600,195)
Accumulated other comprehensive loss	(30,754)	(46,112)
Total shareholders’ equity (deficit)	(324,371)	(311,232)
Total liabilities and shareholders’ equity (deficit)	$598,658	$628,792

The accompanying notes are an integral part of these consolidated condensed financial statements

Danka Business Systems PLC

Consolidated Condensed Statements of Cash Flows for the Nine Months Ended December 31, 2006 and 2005

(In thousands)

(Unaudited)

	Nine Months Ended December 31,
	2006 (Restated)	2005 (Restated)
Operating activities:
Net earnings (loss)	$(12,132)	$(61,924)
(Earnings) loss from discontinued operations	(9,872)	31,402

Earnings (loss) from continuing operations	(22,004)	(30,522)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	16,942	21,795
Deferred income taxes	(1,662)	2,521
Amortization of debt issuance costs	1,397	1,585
(Gain) loss on sale of property & equipment and equipment on operating leases	(373)	1,035
Proceeds from sale of equipment on operating leases	945	575
Restructuring charges	9,109	7,512
Loss on sale of subsidiary, net of cash	2,103	—
Changes in net assets and liabilities:
Accounts receivable	20,889	24,384
Inventories	(12,576)	692
Prepaid expenses and other current assets	(3,185)	576
Other non-current assets	(7,505)	5,506
Accounts payable	2,303	(16,467)
Accrued expenses and other current liabilities	(29,150)	(55,159)
Deferred revenue	(9,178)	(3,756)
Other long-term liabilities	(397)	(11,062)
Net cash provided by (used in) continuing operating activities	(32,342)	(50,785)
Net cash provided by (used in) discontinued operating activities	(1,144)	999
Net cash provided by (used in) operating activities	(33,486)	(49,786)

Investing activities:
Capital expenditures	(13,850)	(7,916)
Proceeds from sale of discontinued operations, net of cash	11,889	16,924
Proceeds from the sale of property and equipment	207	67
Net cash provided by (used in) continuing investing activities	(1,754)	9,075
Net cash provided by (used in) discontinued investing activities	(382)	(604)
Net cash provided by (used in) investing activities	(2,136)	8,471

Financing activities:
Borrowings under line of credit agreements	37,162	20,479
Payments under line of credit agreements	(31,035)	(20,684)
Payments under capital lease arrangements	(1,153)	(1,741)
Proceeds from stock options exercised	712	619
Change in restricted cash	5,000	—
Net cash provided by (used in) continuing financing activities	10,686	(1,327)
Net cash provided by (used in) discontinued financing activities	—	(99)
Net cash (used in) provided by financing activities	10,686	(1,426)
Effect of exchange rates	4,204	(4,097)
Net decrease in cash and cash equivalents	(20,732)	(46,838)
Cash and cash equivalents from continuing operations, beginning of period	52,538	73,996
Cash and cash equivalents from discontinued operations, beginning of period	1,930	9,164
Cash and cash equivalents from discontinued operations, end of period	—	(1,895)
Cash and cash equivalents from continuing operations, end of period	$33,736	$34,427

Supplemental disclosures - cash flow information:
Interest paid	$29,693	$29,043
Income taxes paid	1,848	1,183

The accompanying notes are an integral part of these consolidated financial statements

Danka Business Systems PLC
Adjusted operating earnings (loss) from continuing operations for the three and nine months ended December 31, 2006 and 2005
(In Thousands)
(Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005 (Restated)	2006	2005 (Restated)
Operating earnings (loss) from continuing operations	$(1,202)	$(409)	$(2,667)	$(14,885)
Restructuing charges	(3,393)	19	9,109	7,512
Loss on sale of subsidiary	---	---	2,512	---
European Sale charges	5,000	---	5,800	---
Adjusted operating earnings from continuing operations	$405	$(390)	$14,754	$(7,373)

Danka Business Systems PLC
Free cash flow for the three and nine months ended December 31, 2006 and 2005
(In Thousands)
(Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005 (Restated)	2006	2005 (Restated)
Net cash provided by (used in) continuing operations	$(7,614)	$(31,527)	$(32,342)	$(50,785)
Capital expenditures	(6,477)	(1,953)	(13,850)	(7,916)
Proceeds from sale of subsidiary	---	---	11,889	16,924
Proceeds from sale of property and equipment	29	5	207	67
Free cash flow	$(14,062)	$(33,475)	$(34,096)	$(41,710)

Danka Business Systems PLC
Net Debt as of December 31, 2006 and March 31, 2006
(In Thousands)
(Unaudited)
	December 31,	March 31,
	2006	2006
Current maturities of long-term debt and notes payable	$17,050	$11,516
Long-term debt and notes payable	237,954	238,081
Less: Cash and cash equivalents and restricted cash	(51,576)	(73,067)
Net Debt	$203,428	$176,530

Danka Business Systems PLC
Adjusted operating expenses
(In Thousands)
(Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005 (Restated)	2006	2005 (Restated)
Total operating expenses	$73,255	$80,129	$231,542	$269,997
Less: Restructuring charges	(3,393)	19	9,109	7,512
Less: Loss on sale of subsidiary	---	---	2,512	---
Less: Europe Sale charges	5,000	---	5,800	---
Adjusted operating expenses	$71,648	$80,110	$214,121	$262,485

Danka Business Systems PLC
Adjusted basic net earnings (loss) available to common shareholders per ADS
(In Thousands)
(Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005 (Restated)	2006	2005 (Restated)
Earnings (loss) from continuing operations	$(5,298)	$2,605	$(22,004)	$(30,522)
Earnings (loss) from discontinued operations	(233)	476	9,872	(31,402)
Adjusted net earnings (loss) available to common shareholders	(5,531)	3,081	(12,132)	(61,924)
Adjusted basic net earnings (loss) available to common shareholders per ADS	(0.09)	0.05	(0.19)	(0.97)
Weighted average basic ADSs	$64,472	$64,122	$64,246	$63,778